CERTIFICATE OF TRUST
                               OF
         FRANKLIN INSTITUTIONAL U.S GOVERNMENT ARM FUND

          This Certificate of Trust of FRANKLIN INSTITUTIONAL U.S. GOVERNMENT ARM FUND, a business Trust (hereafter called the "Business Trust"), executed by the undersigned trustees, one of whom has a residence in the State of Delaware, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. (section)3801 et seq.), sets forth the following:

          FIRST: The name of the Business Trust is FRANKLIN
INSTITUTIONAL U.S. GOVERNMENT ARM FUND.

          SECOND: The name and business address of the Delaware resident trustee of the Business Trust required by 12 Del. C.
(section)(section)3807 is as follows:

          Name                     Business Address

          Johannes R. Krahmer      Morris, Nichols, Arsht
                                   & Tunnell
                                   1201 N. Market Street
                                   Wilmington, Delaware 19899
                                                       -1347

       The name and business address of each of the other trustees of the Business Trust is as follows:

          Name                     Business Address

          Frank H. Abbott, III     1045 Sansome Street
                                   San Francisco, CA 94111

          Harris J. Ashton         22 Gate House Road
                                   Stamford, Connecticut 06902

          S. Joseph Fortunato      Park Avenue at Morris County
                                   P. O. Box 1945
                                   Morristown, N.J. 07962-1945

          David Garbellano         111 New Montgomery St. #402
                                   San Francisco, CA 94105

          Henry L. Jamieson        777 Mariners Island Blvd.
                                   San Mateo, CA 94404

          Charles B. Johnson       777 Mariners Island Blvd.
                                   San Mateo, CA 94404

          Rupert H. Johnson, Jr.   777 Mariners Island Blvd.
                                   San Mateo, CA 94404

          Edmund H. Kerr           1 Liberty Plaza
                                   New York, N.Y. 10006

          Frank W. T. LaHaye       20833 Stevens Creek Blvd.
                                   Suite 102
                                   Cupertino, CA 95014

          THIRD: The nature of the business or purpose or purposes of the Business Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the Investment Company Act of 1940, as amended, through one or more series of shares of beneficial interest, investing primarily in securities.

          FOURTH: The trustees of the Business Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

          FIFTH: This Certificate of Trust shall become effective immediately upon filing with the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of Franklin institutional U.S. Government Arm Fund, have duly executed this Certificate of Trust as of this 12th day of February 1991.

                              /s/ Frank H. Abbott, III
                              Frank H. Abbott, III

                              /s/ Harris, J. Ashton
                              Harris, J. Ashton

                              /s/ S. Joseph Fortunato
                              S. Joseph Fortunato

                              /s/ David W. Garbellano
                              David W. Garbellano

                              /s/ Henry L. Jamieson
                              Henry L. Jamieson

                              /s/ Charles B. Johnson
                              Charles B. Johnson

                              /s/ Rupert H. Johnson, Jr.
                              Rupert H. Johnson, Jr.

                              /s/ Edmund H. Kerr
                              Edmund H. Kerr

                              /s/ Frank W. T. LaHaye
                              Frank W. T. LaHaye

                              /s/ Johannes R. Krahmer
                              Johannes R. Krahmer